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                                                                    Exhibit 10.1


                  AMENDMENT NO. 1 TO STOCKHOLDER'S AGREEMENT,
                         DATED MARCH 15, 1995, BETWEEN
                            ALLIANT TECHSYSTEMS INC.
                                      AND
                             HERCULES INCORPORATED
                 ______________________________________________

                            EFFECTIVE: JUNE 19, 1997
                         ______________________________

     WHEREAS, Alliant Techsystems Inc., a Delaware corporation (the "Company"), and Hercules Incorporated, a Delaware corporation (the "Stockholder"), are parties to that certain Stockholder's Agreement, dated March 15, 1995 (the "Agreement").

     WHEREAS, the Company and the Stockholder desire to amend the Agreement as provided herein and, except as so amended, the Agreement as in effect on the date hereof shall not be affected by this Amendment No. 1.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. Section 3(a): Lines one through six on page 3 of the Agreement are hereby amended to read as follows:

          "(a) "During the Term, the Board of Directors of the Company (the "Board") shall consist of not less than eight nor more than thirteen members, of which (i) until the Company's 1998 Annual Meeting Of Stockholders, four members (or such fewer members as may be agreed to by Gotham Capital III, L.P. ("Gotham"), successor by merger to Capstay Partners, L.P.) and, thereafter, three members (or such fewer members as may be agreed to by Gotham), shall be designees of Gotham; (ii) no more than two members shall be employees of the Company or its subsidiaries, one of whom shall be the chief executive officer of the Company; and (iii) until the Company's 1998 Annual Meeting Of Stockholders, three members (or such fewer members as may be agreed to by the Stockholder) and, thereafter, two members (or such fewer members as may be agreed to by the Stockholder) shall be designees of the Stockholder."

     2. The existing Section 7(b)(iv) on pages 8 and 9 of the Agreement shall be replaced in its entirety with the following:

          "(iv) Notwithstanding anything contained herein to the contrary (x) if any purchaser or transferee acquiring Voting Securities from the Stockholder fails to deliver to the Stockholder and the Company a written representation that such purchaser or
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     transferee is acquiring for "investment purposes only and not with a view to seek control of the Company" and a written agreement that such purchaser or transferee agrees to comply with Sections 4, 5 and 6 of the Agreement, and if such purchaser or transferee would, after such acquisition, become the beneficial holder of greater than fifteen percent (15%) of the Total Voting Power, then the rights granted to the Company in Section 7(b)(ii) above may be exercised in part, at the election of the Company, in an amount that is not less than a number of Voting Securities representing seven and one-half percent (7.5%) or more of the Total Voting Securities and the closing date for such purchase by the Company shall be ten business days after the Company's notice to purchaser, and (y) if such purchaser or transferee has delivered the said written representation and written agreement or if such purchaser or transferee is acquiring less than 15% of the total Voting Power, then the right granted to the Company in Section 7(b)(ii) above may not be exercised in part and if exercised, the Company must purchase all, but not less than all, of the Voting Securities specified in a Stockholder Notice. Notwithstanding anything contained herein, the Company shall not have the right to transfer its right of first refusal contained herein to any person if the nature or identity of such person is reasonably likely to delay the closing of a purchase or transfer of Voting Securities for a longer period of time than if the Company were the purchaser or transferee."

     3. The existing Section 7(c) on page 9 of the Agreement shall be replaced in its entirety with the following:

          "(c) The Stockholder shall not, and shall cause its controlled affiliates not to at any time during the Term, knowingly sell or transfer Voting Securities to any Foreign Person. For purposes of this Agreement, the term "Foreign Person" shall have the meaning given to it under the Regulations Pertaining To Mergers, Acquisitions and Takeovers Buy Foreign Persons, 56 Fed. Reg. 58,774 et seq (November 21, 1993) (31 C.F.R. Part
     800)."

     4. Section 8(a)(i) on pages 11 and 12 of the Agreement is hereby amended in its entirety as follows:

          "(a) (i) At any time commencing 270 days after the date hereof and continuing thereafter until the date on which the Stockholder and its controlled affiliates own Voting Securities representing less than 5% of the Total Voting Power, the Stockholder shall have the right to make written demand upon the Company (each, a "Stockholder Demand"), on not more than five separate occasions (subject to the provisions of this Section 8), to register under the Securities Act all or any portion of the shares of Voting Securities issued to it pursuant to the Transaction Agreement and owned by the Stockholder or its controlled affiliates (the shares subject to such demand hereunder being referred to as the "Subject Stock"), which Stockholder Demand shall specify the intended method or methods of disposition of such Subject Stock and the Company shall use its best efforts to cause such shares to be registered under the Securities Act as soon as reasonably practicable so as to permit promptly the disposition thereof in accordance with the intended method or methods of disposition stated in the Stockholder Demand
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     (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (a "Rule 415 Offering") if the Company is then eligible to register such Subject Stock on Form S-3 (or a successor form); so long as at the time of the Stockholder Demand relating to such Rule 415 Offering, the Stockholder represents to the Company that it has a present intention to sell all of the Subject Stock included in such Stockholder Demand); provided, however, that each such demand shall cover at least 500,000 shares of Subject Stock (subject to adjustment for stock splits, reverse stock splits and stock dividends after the date hereof). In connection therewith, the Company shall prepare, and as promptly as practicable (and in any event within 45 days of the receipt of the request), file, on Form S-3 if permitted or otherwise on the appropriate form, a registration statement under the Securities Act to effect such registration. The Stockholder agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Securities Act and the Securities and Exchange Commission (the "Commission") and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriters shall be a nationally recognized investment banking organization selected by the Stockholder and be subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed), and the Company, the Stockholder and such underwriters shall enter into an underwriting agreement containing customary terms and conditions."

     5. Section 8(a)(ii): Lines one through seven on page 12 of the Agreement are hereby amended to read as follows:

          "(ii) Notwithstanding the foregoing, the Company (w) shall not be obligated to cause a registration statement pursuant to this Section 8(a) to become effective prior to the first anniversary of the date hereof, (x) shall not be obligated to prepare or file more than three registration statements pursuant to this Section 8(a) during any twelve-month period,
     (y) shall not be obligated to cause any special audit to be undertaken in connection with any such registration and (z) shall be entitled to postpone for a reasonable period of time, but not in excess of 90 days, the filing of any registration statement otherwise required to be prepared and filed"

     6. Section 10 on page 21 of the Agreement is amended in its entirety as follows:

          "10. Rights Plan. The Company agrees that, during the Term, so long as the Stockholder is in compliance with its obligations under Sections 5 and 6 of this Agreement, the Company shall not declare the Stockholder, or any purchaser or transferee approved by the Company, which approval shall not be unreasonably withheld, and who agrees in writing to comply with Sections 5 and 6 of this Agreement (an "Acceptable Purchaser"), to be an "Adverse Person" under the Rights Plan or take other action under the Rights Plan, or a successor plan, which would treat the Stockholder or any such Acceptable Purchaser as an "Acquiring Person" or similar entity under the Rights Plan or a successor plan. For purposes of this Agreement, the term "Rights Plan" shall mean the

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     Rights Agreement, dated as of September 28, 1990, between the Company and
     Manufacturers Hanover Trust Company, now operating under the name of ChaseMellon Shareholder Services, as amended."

     7. Except as amended by this Amendment No. 1, the Agreement as in effect on the date hereof shall be unaffected by this Amendment No. 1.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of June 19, 1997.

ALLIANT TECHSYSTEMS INC.                HERCULES INCORPORATED

By: /s/ Richard Schwartz 6-23-97        By: /s/ R. Keith Elliott
    -------------------                     --------------------
Name Printed: Richard Schwartz          Name Printed: R. Keith Elliott
Title: Chairman, President              Title: Chairman and Chief Executive
       and Chief Executive Officer             Officer